                                                                    EXHIBIT 2(f)


                               YAVAPAI HILLS, INC.

                                     BY-LAWS

                                    ARTICLE I

                                  STOCKHOLDERS


                  Section 1.01. ANNUAL MEETING. The annual meeting of the stockholders of the Company for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date as the Board of Directors shall fix each year, at such place either within or without the State of Delaware and at such time as shall be fixed by the Board of Directors.

                  Section 1.02. SPECIAL MEETINGS. Except as otherwise provided in the Certificate of Incorporation, special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors or by the President (or, in the absence or disability of the Chairman of the Board of Directors and the President, by any Vice President), or by the Board of Directors, and shall be called by the Chairman of the Board of Directors or by the President at the request in writing of the holders of shares of stock of all classes representing a majority of the aggregate number of votes possessed by the shares of stock of all classes then issued, outstanding and entitled to vote at such meeting. Any such request by stockholders shall state the purpose or purposes of the proposed meeting. Such special meetings of the stockholders shall be held at such places, within or outside the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. (Section 211(d))*


-----------------------

         * Citations of the General Corporation Law of Delaware (as in effect on July 1, 1972) are inserted for reference only, and do not constitute a part of the By-Laws.



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

                  Section 1.03. NOTICE OF MEETINGS. The Secretary or any Assistant Secretary shall cause notice of the time and place of each meeting of the stockholders to be mailed, at least ten but not more than sixty days prior to the meeting, to each stockholder of record entitled to vote at his post-office address as the same appears on the books of the Company at the time of such mailing. Such further notice shall be giving as may be required by law. Notice of any meeting of stockholders need not by given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Company need not be given. (Sections 222, 229)

                  Section 1.04. BUSINESS TRANSACTED AT SPECIAL MEETINGS OF STOCKHOLDERS. Business transactions at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

                  Section 1.05. QUORUM. Except as at the time otherwise required by statute or by the Certificate of Incorporation, the presence at any stockholders' meeting, in person or by proxy, of the holders of shares of the stock of all classes representing a majority of the aggregate number of votes possessed by the shares of stock of all classes then issued, outstanding and entitled to vote at such meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business. (Section 216)

                  Section 1.06. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. To the extent provided by any statute at the time in force, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the Certificate of Incorporation or by these By-Laws, the meeting and vote of stockholders may be dispensed with if the holders of outstanding stock having not less the minimum number of votes that would be necessary to



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authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. (Section 228)


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                                   ARTICLE II

                               BOARD OF DIRECTORS


                  Section 2.01. GENERAL POWERS. The property, affairs and business of the Company shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Company, whether derived from law or the Certificate of Incorporation, except such powers as are, by the Certificate of Incorporation or by statute, by these By-Laws, vested solely in the stockholders of the Company. (Section 141(a))

                  Section 2.02. CORPORATE INDEBTEDNESS. No loan shall be contracted on behalf of the Company, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the Company from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Company issued for such loan shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or goodwill of the Company, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Company, and of the interest thereon by instruments executed and delivered in the name of the Company.

                  Section 2.03. NUMBER AND TERM OF OFFICE. The Board of Directors shall consist of not more than eight directors, such number to be fixed initially by the Incorporator and thereafter from time to time by resolution of the Board of Directors, or by the holders of shares of all classes representing a majority of the aggregate number of votes possessed by the shares of stock of all classes then issued, outstanding and entitled to vote for the election of directors.


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

                  Section 2.04. ELECTION OF DIRECTORS. Except as otherwise provided in the Certificate of Incorporation and Section 2.11 and 2.12 hereof, the Directors shall be elected annually at the annual meeting of the stockholders. In the event of the failure to elect Directors at an annual meeting of the stockholders, then Directors may be elected at any regular or special meeting of stockholders entitled to vote for the election of Directors, provided that notice of such meeting shall contain mention of such purpose. Except as otherwise provide in the Certificate of Incorporation, at each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be chosen and elected by a plurality of the votes validly cast at such election. (Section 141)


                  Section 2.05. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year as soon as possible after the annual meeting of the stockholders at the place of such annual meeting of the stockholders, and Notice of such annual meetings of the Board of Directors shall not be required to be given. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) thereof. Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken. (Sections 141(g), 229)

                  Section 2.06. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the President (or, in the absence or disability of the Chairman of the Board and the President by any such Vice President), or by any two directors, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Special meetings of the Board of Directors may be called on 24 hours' notice to each director, personally or by telephone or telegram, or on two days' notice by mail. Notice of any special meeting need not be given to any Director who shall be present at such meeting, or to any


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Director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting. (Sections 141(g), 141(i))

                  Sections 2.07. QUORUM. At all meetings of the Board of Directors, the presence of one-half of the total number of Directors, but at least two Directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, until a quorum shall be present. A Director shall be present at a meeting if he and all other persons participating in the meeting can hear one another by means of conference telephone or similar communications equipment. (Sections 141(b),
141)

                  Section 2.08. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if written consents thereto are signed by all members of the Board, or committee, as the case may be, and such written consents are filed with minutes of proceedings of the Board. (Section 141(f))

                  Section 2.09. MANNER OF ACTING. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

                  Section 2.10. RESIGNATIONS. Any Director may resign at any time by delivering a written resignation to the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. (Section 141 (b))

                  Section 2.11. REMOVAL OF DIRECTORS. Except as provided in the Certificate of Incorporation or as prohibited by law, any Director may be removed at any time, either for or without cause, by the holders of shares of stock of all classes representing a majority of the aggregate number of votes possessed by the shares of stock


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of all classes then issued, outstanding and entitled to vote for the election of such Director, given at a special meeting of such stockholders called for the purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the holders of shares of stock of all classes representing a majority of the aggregate number of votes possessed by the shares of stock of all classes then issued, outstanding and entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in
Section 2.12 hereof.

                  Section 2.12. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as provided in the Certificate of Incorporation, if any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. Any such vacancies or newly created Directorships may also be filled by the stockholders in accordance with the provisions of Section 2.11 hereof. (Section
223)

                  Section 2.13. COMPENSATION. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed form time to time by resolution of the Board of Directors. (Section 141(h))

                  Section 2.14. RELIANCE ON ACCOUNT AND REPORTS, ETC. A Director, or member of any committee designated by the Board of Directors, in the performance of his duties, shall be fully protected in relying in good faith on the books of accounts or records made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by any such committee, or in relying in good faith upon other records of the Company.


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

                                  ARTICLE III

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES

                  Section 3.01. HOW CONSTITUTED. The Board of Directors, by resolution or resolutions adopted by a majority of the whole Board of Directors, may designate an Executive Committee and/or one or more other Committees, each such Committee to consist of such number of Directors, not less than two, as from time to time shall be fixed by resolution or resolutions similarly passed. Thereafter members (and alternate members, if any) of each such Committee shall be designated annually, in like manner, at the annual meeting of the Board of Directors, provided, however, that any such Committee, from time to time, may be abolished by resolution or resolutions similarly passed, any may be re-designated in like manner. Each member (and each such alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a director, or until his death, or until he shall have resigned in the manner provided in
Section 3.05 hereof, or shall have been removed in the manner provided in
Section 3.06 hereof. (Section 141(c))

                  Section 3.02. POWERS. During the intervals between the meetings of the Board of Directors, unless otherwise provided form time to time by resolution adopted by the Board of Directors, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Company as may lawfully be exercised by an Executive Committee, including the power to declare a dividend but not including the power to authorize the issuance of stock. Each other such Committee shall have and may exercise such powers of the Board to the extent provided by resolution or resolutions similarly passed. The Executive Committee shall have, and any such other Committee may be granted, power to authorize the seal of the Company to be affixed to any or all papers which may require it. (Section 141(c))

                  Section 3.03. PROCEEDINGS. Each such Committee may fix its own rules procedure and may meet at such place or places (within or without the State of Delaware), at such time and upon such notice (or without notice) as it


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shall determine from time to time. It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

                  Section 3.04. QUORUM AND MANNER OF ACTING. Except as may be otherwise provided in the resolution designating any such Committee, at all meetings of any such Committee the presence of members (or alternate members, if any) consisting of a majority of the total authorized membership of such Committee, but in no event less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the member (or such alternates) present at any meeting at which a quorum is present, but in no event less than two, shall be the act of such Committee. In the absence or disqualification of any member or alternate member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The members (or such alternates) of any such Committee shall act only as a Committee, and the individual members (or such alternates) thereof shall have no power as such. (Section 141(c))

                  Section 3.05. RESIGNATIONS. Any member (and any alternate member) of any such Committee may resign at any time by delivering a written resignation to either the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section 3.06. REMOVAL. Any member (and any alternate member) of any such Committee may be removed at any time, either for or without cause, by resolution adopted by the Board of Directors.

                  Section 3.07. VACANCIES. If any vacancy shall occur in any such Committee, by reason of disqualification, death, resignation, removal or other wise, the remaining members (and such alternate members) shall continue to act, provided they shall be at least two in number, and any such vacancy may be filled at any meeting of the Board of Directors, by resolution adopted by the Board of Directors.


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                                   ARTICLE IV

                                    OFFICERS

                  Sections 4.01. NUMBER. The officers of the Company shall be chosen by the Board of Directors' and shall be a Chairman of the Board of Directors, a President, a Vice President, a Secretary and a Treasurer who shall hold office until their successors are chosen and qualify. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. (Section 142(a))

                  Section 4.02. ELECTION. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and a Treasurer.

                  Section 4.03. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  Section 4.04. SALARIES. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

                  Sections 4.05. REMOVAL AND VACANCIES. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors. (Section 142(e))

                  Section 4.06. DUTIES OF THE CHAIRMAN OF THE BOARD OF THE DIRECTORS. The Chairman of the Board of the Director shall preside at all meetings of the Shareholders and of the Board at which he is present. He shall be Chief Executive Officer of the Corporation and shall have direct charge and supervision of the business of the Corporation and shall have such other duties as may from time to time be assigned to him by the Board of Directors.


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

                  Section 4.07. DUTIES OF THE PRESIDENT. In the absence of the Chairman of the Board or if there shall be no Chairman of the Board, the President shall preside at all meetings of the Shareholders and of the Board at which he shall be present. He shall be Chief Operating Officer of the Corporation and shall have direct charge and supervision of the operations of the Corporation and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 4.08. DUTIES OF THE VICE PRESIDENT. In the event of the absence or disability of the President, the Vice President, or in case there shall be more than one Vice President, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Company. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors or by the President.

                  Section 4.09. DUTIES OF THE SECRETARY. The Secretary shall, if present, act as Secretary of, and keep the minutes of, all proceedings of the meetings of the stockholders and of the Board of Directors and of any committee of the Board of Directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned to him by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary.

                  Section 4.10. DUTIES OF THE TREASURER. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Company and shall have the care and custody of all funds and securities of the Company. He shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and shall perform such other duties that may be assigned to him by the President or the Board of Directors; and, in general, shall perform all


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duties incident to the office of Treasurer. The Treasurer shall be the chief accounting officer of the Company. He shall keep or cause to be kept all books of accounts and accounting records of the Company and shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company. He shall prepare or cause to be prepared appropriate financial statements for the Company and shall perform such other duties as may be assigned to him by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Treasurer.

                  Section 4.11. EMPLOYEE BONDS. The Board of Directors may require the Treasurer, the Assistant Treasurers and any other officers, agents or employees of the Company to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe. (Sections 142(c))

                                    ARTICLE V

                                  CAPITAL STOCK

                  Section 5.01. CERTIFICATES OF STOCK. Every holder of stock in the Company shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him in the Company.

                  Section 5.02. SIGNATURES. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. (Section 158)

                  Section 5.03. LOST CERTIFICATES. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been


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lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed. (Section 167)

                  Section 5.04. TRANSFERS OF STOCK. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 5.05. RECORD DATE. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less then ten days before the date of such meeting, nor more than sixty days prior to any other action. (Section 213)

                  Section 5.06. REGISTERED STOCKHOLDERS. Prior to due presentation for registration or transfer of a security in registered form, the Company may treat the registered owner as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.


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                                   ARTICLE VI

                                 INDEMNIFCATION

                  Section 6.01. INDEMNIFICATION. To the extent permitted and in the manner provided by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a Director or Officer of the Company or is or was serving at the request of the Company as a Director or officer of another corporation, partnership, joint venture, trust or other enterprises, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or officer and shall inure to benefit of the heirs, executors and administrators of such person. (Section 145(a)(b))

                  Section 6.02. INSURANCE. By action of the Board of Directors, notwithstanding any interest of the Directors in the action, the Company may purchase and maintain insurance, in such amounts as the Board of Directors may deem appropriate, on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agents of another corporation, partnership, joint venture or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under applicable provisions of law. (Section 145(g))


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                                   ARTICLE VII

                               GENERAL PROVISIONS

                  Section 7.01. DIVIDENDS. Dividends upon the stock of the Company, subject to the provision of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation. (Section
173)

                  Section 7.02. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interest of the Company and the Directors may modify any such reserve. (Section 171)

                  Section 7.03. CHECKS. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 7.04. FISCAL YEAR. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

                  Section 7.05. SEAL. The corporate seal shall have inscribed thereon the name of the Company, the year of its incorporation and words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 7.06. OFFICES. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.


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

                  Section 7.07. APPOINTMENT OF AGENTS TO VOTE SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint an attorney or attorneys, or agents or agents, to exercise in the name and on behalf of the Company the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the President or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the President or any Vice President may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or other wise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Company may exercise such powers and rights.

                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 8.01. AMENDMENTS. These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.


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